Exhibit 24-1





Report and Consent of Independent Certified Public Accountants




The Stockholders and Board of Directors
High Plains Corporation


We hereby consent to the incorporation by reference in this annual report on Form 10-K of High Plains Corporation and Subsidiary for the year ended June 30, 1995 of our report dated
August 11, 1995 which appears in the annual report to shareholders for the year ended June 30, 1995.



               								ALLEN, GIBBS & HOULIK, L.C.


Wichita, Kansas
October 9, 1995